UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GOOGLE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Google

IMPORTANT ANNUAL MEETING INFORMATION

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Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Google Inc. Annual Meeting of Stockholders to be Held on June 2, 2011

Pursuant to Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Stockholders are available on the internet. Follow the instructions below to view the proxy materials and to vote online or to request a copy of the proxy materials. The items to be voted on and the location of the Annual Meeting are on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/goog

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/goog to view the materials.

Step 2: Click on “Cast Your Vote” or “Request Materials”.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge to you for requesting a copy of the proxy materials. Please make your request for a copy of the proxy materials as instructed on the reverse side of this notice on or before May 17, 2011 to facilitate timely delivery. COY

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Stockholder Meeting Notice

Google Inc.’s Annual Meeting of Stockholders will be held on June 2, 2011, at 1600 Amphitheatre Parkway, Mountain View, CA 94043, at 2:00 p.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all director nominees, FOR proposals 2, 3, and 4, and every 3 YRS for proposal 5.

1. Election of Directors.

2. The ratification of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3. The approval of an amendment to Google’s 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable under the plan by 1,500,000.

4. The approval of 2010 compensation awarded to named executive officers.

5. The frequency of future stockholder advisory votes regarding compensation awarded to named executive officers.

The Board of Directors recommends that you vote AGAINST the following proposals:

6. A stockholder proposal regarding the formation of a board committee on sustainability, if properly presented at the meeting.

7. A stockholder proposal regarding the adoption of a simple majority voting standard for stockholder matters, if properly presented at the meeting.

8. A stockholder proposal regarding a conflict of interest and code of conduct compliance report, if properly presented at the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Google 2011 Annual Meeting of Stockholders

Parking Area

Parking Shuttle Stop

Google

Directions to Shoreline Amphitheatre from either San Jose or

San Francisco:

(1) Follow Route 101 to the Rengstorff Avenue/Amphitheatre Parkway exit.

(2) Follow the signs to the Amphitheatre (cross back over 101 if you are coming from the north/just stay right if you are coming from the south).

(3) Go through the signal at Charleston Road and continue on Amphitheatre Parkway. You will pass Google on your right.

(4) Turn left at Bill Graham Parkway and follow the signs to Lot C.

A shuttle bus will be available to take you to our headquarters for the Annual Meeting.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this notice when requesting a set of proxy materials.

Internet – Go to envisionreports.com/goog. Click “Cast Your Vote” or “Request Materials”. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send an email to investorvote@computershare.com with “Proxy Materials Google Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side of this notice, and state in the email that you want a paper copy of the current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 17, 2011.

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